Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Fund 2, Inc.
33-46940, 811-06621

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007; at this meeting shareholders were asked to vote on a New
Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management
 Agreement

 Common and
 MuniPreferred
 shares voting
 together as a
 class

  MuniPreferred
shares voting
 together as a
class



   For

             19,465,755

                          -
   Against

               1,102,431

                          -
   Abstain

                  716,442

                          -
   Broker Non-Votes

               6,731,025

                          -
      Total

             28,015,653


To ratify the selection of Ernst & Young
 LLP as the independent registered public accounting firm for the current fiscal year

   For

             27,188,611

                          -
   Against

                  401,141
    -
   Abstain
                  425,901

                          -
      Total

             28,015,653

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012830.